CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 24, 2011, relating to the financial statements and financial highlights which appear in the December 31, 2010 Annual Report to Shareholders of BlackRock Bond Index Fund, a series of BlackRock Funds III, which are also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 24, 2011, relating to the financial statements which appear in the December 31, 2010 Annual Report to Interestholders of the Bond Index Master Portfolio, a portfolio of Master Investment Portfolio, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

April 28, 2011